UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2009

CYCLACEL PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500 Berkeley Heights, New Jersey	07922
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer or Listing.

On October 27, 2009, Cyclacel Pharmaceuticals, Inc. (the “Company”) received a deficiency letter from The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that for the last 30 consecutive business days the bid price of the Company’s securities had closed below $1.00 per share, the minimum closing bid price required by the continued listing requirements of NASDAQ set forth in NASDAQ Marketplace Rule 5450(a)(1) (the “Rule”).

In accordance with Marketplace Rule 5810(c)(3)(A), the Company has been given a grace period of 180 calendar days, or until April 26, 2010, to regain compliance with the Rule. To regain compliance, the closing bid price of the Company’s securities must meet or exceed $1.00 per share for at least ten consecutive business days. If the Company does not regain compliance with the Rule by April 26, 2010, NASDAQ will provide written notification to the Company indicating that its securities may be delisted from The NASDAQ Global Market. Alternatively, the Company may be eligible for an additional grace period if it meets the initial listing standards, with the exception of bid price, for The NASDAQ Capital Market.

On October 30, 2009, the Company issued a press release announcing its receipt of NASDAQ’s deficiency letter. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibit is furnished herewith:

99.1   Press release, dated October 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

By: /s/ Paul McBarron
Name: Paul McBarron
Title: Executive Vice President — Finance,
Chief Financial Officer and Chief
Operating Officer

Date: October 30, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated October 30, 2009